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                                                                EXHIBIT 10.46





                   AMENDMENT TO PUT AND CALL OPTION AGREEMENT


                         DATED AS OF NOVEMBER 26, 1997



                 THIS AMENDMENT ("this Amendment") to the Put and Call Option Agreement dated 28th December 28 1994 between the parties hereto ("the Option Agreement") is entered into as of the date set forth above.

                 The parties hereto agree as follows:

1. Terms used herein with an initial capital and not otherwise specifically defined herein shall have the meanings given to them in the Option Agreement.

2. The definition of the term "Option Period" shall be amended so as to read hereafter as follows:

                 "the period commencing on June 30, 1999 and terminating on the earlier of June 30, 2119 or the date that the Put Option or the Call Option, as the case may be, is exercised"

3. The definition of the term "the Option Price" shall be amended so as to read hereafter as follows:

                 "the sum of US$ 17,500,000"


4. The definition of the term "the Grantee's Solicitors" shall be amended so as to read hereafter as follows:

                 "Morgan, Lewis & Bockius of 4 Carlton Gardens, London SW1Y 5AA"

5. The definition of the term "the Grantor's Solicitors" shall be amended so as to read hereafter as follows:

                 "Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS"

6. Clause 2.2 of the Option Agreement shall be amended by (A) the deletion therefrom of the phrase "after determination of the Option Price" , (B) the addition of the words "at least" before the words "seven days' notice", and (C) the addition of





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         the words " such notice to take effect on 30 June 1999 or such other date as is specified in such notice" after the words "served on the Grantor".

7. Clause 3.2 of the Option Agreement shall be amended by (A) the deletion therefrom of the phrase "after determination of the Option Price" , (B) the addition of the words "at least" before the words "seven days' notice", and (C) the addition of the words " such notice to take effect on 30 June 1999 or such other date as is specified in such notice" after the words "served on the Grantee".

8. The opening paragraph of Clause 4.1 of the Option Agreement shall be amended so as to read hereafter as follows:

                 "Completion of the purchase and sale of the Option Shares pursuant to the exercise of the Call Option shall take place at the offices of the Grantee's Solicitors (or such other place as the parties shall mutually agree) on the date specified in the notice referred to in clause 2.2 when:"

                 and the words "or shall deliver the Note (as hereinafter defined) to the Grantor" shall be deleted therefrom.

9. Clause 5 of the Option Agreement shall be amended so as to read hereafter as follows:

                 "Completion of the transfer or sale of the Option Shares pursuant to the exercise of the Put Option shall take place at the offices of the Grantee's Solicitors (or at such other place as the parties shall mutually agree) on the date specified in the notice referred to in clause 3.2 when the Grantee shall pay or procure the payment to the Grantor (or as the Grantor may direct) of the Option Price; and on payment of the Option Price the Grantee's Solicitors shall release to the Grantee the documents delivered to them to hold to the order of the Grantor pursuant to the terms of clause 3.2."

10. Article 9 of the Option Agreement shall be deleted therefrom in its entirety.

11. Article 10 of the Option Agreement shall be deleted therefrom in its entirety.

12. Clause 11.5 of the Option Agreement shall be amended so as to read hereafter as follows:





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                 "Copies of all notices served on the Grantee must also be
                 served by facsimile transmission to E. Clive Anderson, c/o PLD Telekom Inc., 680 Fifth Avenue, New York, NY 10019, U.S.A. (1-212-262-8870) and copies of all notices served on the Grantor must also be served by facsimile transmission to Messrs Charles Russell, 8-10 New Fetter Lane, London EC4A 1RS, marked for the attention of Mr M. Moncrieffe and Miss S. Cozens (44 171 203 0202)."

13. The proviso at the end of Clause 11.7 shall be deleted therefrom, with effect as of the date hereof.

14. Clause 11.8 of the Option Agreement shall be amended so as to read hereafter as follows:

                 "The Grantee hereby appoints E. Clive Anderson, c/o PLD Telekom Inc., 680 Fifth Avenue, New York, NY 10019, U.S.A., and the Grantor hereby appoints Messrs Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS, England, all communications to be marked for the attention of Mr M. Moncrieffe and Mr J. Holder, in each case for service of process in connection with legal proceedings in England and arising out of or in connection with this Agreement."

15. Except as set forth above, all of the other provisions of the Option Agreement shall remain in full force and effect, and the Option Agreement, as amended by this Amendment, is hereby ratified and confirmed by the parties hereto.

ATTESTATIONS



Signed by Mark Moncreiffe                  )  s/s MARK MONCREIFFE
For and on behalf of                       )
PLICOM LIMITED                             )  s/s VINCENZO JANNI
In the presence of:                        )



Signed by                                  )  s/s JAMES R.S. HATT
For and on behalf of                       )
PLD TELEKOM INC.                           )  s/s DOROTHEA H. HATT
In the presence of:                        )





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